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                                                                     Exhibit 5.1



                                                                   June 20, 2000




Genuity Inc.
3 Van de Graaff Drive
Burlington, MA 01803


Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 200,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Shares"), of Genuity Inc., a Delaware corporation (the "Company"). The Shares are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company and Morgan Stanley & Co. Incorporated and Salomon Smith Barney, as representatives of the several underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters"). The Shares consist of 173,913,00 shares being sold by the Company initially and 26,087,000 shares subject to an over-allotment option granted by the Company to the Underwriters.

         We have acted as counsel for the Company in connection with the issue and sale by the Company of the Shares. For purposes of our opinion, we have examined and relied upon such documents, record, certificates and other instruments as we have deemed necessary.

         We express no opinion as to the applicability or compliance with or effect of Federal law or of the law of any jurisdiction other than The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

         Based on the foregoing, we are of the opinion that, when the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware in the form filed as an exhibit to the Registration Statement, the Shares will be duly authorized and, when issued and sold in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.
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         We hereby consent to the filing of this opinion as part of the
Registration Statement and to the use of our name therein and in the related prospectus under the caption "Validity of Class A Common Stock."


                                                     Very truly yours,

                                                     /s/ Ropes & Gray

                                                     Ropes & Gray